Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the EVEolution Ventures, Inc. registration statement, on Form SB-2, of our report dated September 5, 2002, accompanying the financial statements of Bear Creek Mining Company for the year ended December 31, 2001 and for the period from the date of inception, June 7, 2000 to December 31, 2000, which is part of the registration statement, and to the reference to us under the heading “Experts” in such registration statement.

/s/   Semple & Cooper, LLP
November 25, 2002

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the EVEolution Ventures, Inc. registration statement, on Form SB-2, of our report dated September 5, 2002, accompanying the financial statements of Peru Exploration Venture, LLLP for the year ended December 31, 2001 and for the period from the date of inception, September 19, 2000 to December 31, 2000, which is part of the registration statement, and to the reference to us under the heading “Experts” in such registration statement.

/s/   Semple & Cooper, LLP
November 25, 2002